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                                                                    EXHIBIT 99.1

                  VITRIA COMPLETES ACQUISITION OF XMLSOLUTIONS

     Sunnyvale, Calif. -- April 18, 2001 -- Vitria Technology (NASDAQ:VITR) announced today that it has completed its acquisition of XMLSolutions Corporation.

     About Vitria

     Vitria Technology, Inc. is a leading integration server provider. Vitria BusinessWare integrates applications and automates mission-critical business processes within and across the extended enterprise, reducing time to market, shortening lead times, lowering operating costs, and increasing customer satisfaction. Vitria is a publicly traded company (Nasdaq:VITR - news) based in Sunnyvale. For more information, call 408/212-2700, visit the company's Web site at www.vitria.com or send email to info@vitria.com.

     About XMLSolutions

     XMLSolutions Corporation (www.xmls.com) enables the secure, real-time B2B exchange of transactions over the Internet. By eliminating a company's EDI and XML dialect dependencies, XMLSolutions removes trade barriers, enabling uniform transactions among customers, exchanges, and trading partners of all sizes. The XMLSolutions integrated solution includes support for XML-to-XML transformations; EDI-to-XML translation; and over 3,100 mission-critical, industry-specific EDI business documents. XMLSolutions is headquartered in Northern Virginia's technology corridor.

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     Vitria Contact
     Richard Kain
     PR Manager
     408-212-2660
     richard@vitria.com